PRELIMINARY COPY
                                   SCHEDULE 14A
                      INFORMATION REQUIRED IN PROXY STATEMENT

                             SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of the
                          Securities Exchange Act of 1934
                                 (Amendment No.   )

      Filed by the Registrant                      _X_
      Filed by a party other than the Registrant   ___

      Check the appropriate box:

      _X_  Preliminary Proxy Statement
      ___ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      ___  Definitive Proxy Statement
      ___  Definitive Additional Materials
      ___  Soliciting Material Pursuant to Section 240.14a-11(c) or
           Section 240.14a-12

                         PRINCETON NATIONAL BANCORP, INC.
                 ------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

                 ------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement,
                             if other than Registrant)

      Payment of Filing Fee (Check the appropriate box):

      _X_  No fee required.
      ___  Fee computed on table below per Exchange Act Rules
           14a-6(i)(1) and 0-11.

           (1)  Title of each class of securities to which
                transaction applies:__________________________________
           (2)  Aggregate number of securities to which
                transaction applies: _________________________________
           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
                Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ______________________________________________________
           (4)  Proposed maximum aggregate value of transaction:
                ______________________________________________________
           (5)  Total fee paid:  _____________________________________

      ___  Fee paid previously with preliminary materials.
      ___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
           Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           (1)  Amount Previously Paid: ______________________________
           (2)  Form, Schedule or Registration Statement: ____________
           (3)  Filing Party:  _______________________________________
           (4)  Date Filed:  _________________________________________

                   PRINCETON NATIONAL BANCORP, INC.


                                NOTICE


                                  of


        ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 8, 1997


To the Stockholders of
PRINCETON NATIONAL BANCORP, INC.

The Annual Meeting of Stockholders of Princeton National Bancorp, Inc., a Delaware corporation, will be held at The Galleria, Princeton, Illinois, on Tuesday, April 8, 1997 at 10:00 a.m., for the following purposes:

(1)  To elect three directors for a term of three years;

(2) To consider and vote upon an amendment to the Amended and Restated Certificate of Incorporation of Princeton National Bancorp, Inc. to increase the number of authorized shares of Common Stock from 4,000,000 to 7,000,000; and

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on February 10, 1997 will be entitled to notice of and to vote at the meeting.

The Company's Annual Report to Stockholders for the year ended December 31, 1996 is enclosed.

IMPORTANT! TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

NO POSTAGE IS REQUIRED IF THE PROXY IS MAILED IN THE UNITED STATES.


                                             Lou Ann Birkey
                                                 Secretary
Princeton, Illinois
March 5, 1997

                    PRINCETON NATIONAL BANCORP, INC.
                          606 SOUTH MAIN STREET
                        PRINCETON, ILLINOIS 61356

                            PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors of Princeton National Bancorp, Inc. (the "Company"), from holders of the Company's outstanding shares of common stock, par value $5.00 per share (the "Common Stock"), for use at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") to be held on April 8, 1997 at The Galleria, 1659 North Main Street, Princeton, Illinois, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting and in this Proxy Statement. The Company will bear the costs of soliciting proxies from its stockholders. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone or in person. This Proxy Statement and form of proxy are first being mailed to the Company's stockholders on or about March 5, 1997.

VOTING AT THE ANNUAL MEETING

The close of business on February 10, 1997, has been fixed as the record date for the determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on that date, 2,723,966 shares of Common Stock were outstanding and are entitled to vote at the Annual Meeting.

Each proxy that is properly signed and received prior to the Annual Meeting will, unless such proxy has been revoked, be voted in accordance with the instructions on such proxy. If no instructions are indicated, proxies will be voted "for" the election of all nominees named in the proxy, "for" adoption of the amendment to the Amended and Restated Certificate of Incorporation of the Company (the "Certificate") and in the discretion of the persons named in the proxy on such other matters as may properly come before the Annual Meeting. Any stockholder has the right to revoke a proxy at any time prior to its exercise at the Annual Meeting. A proxy may be revoked by properly executing and submitting to the Company a later-dated proxy or by mailing written notice of revocation to Princeton National Bancorp, Inc., 606 South Main Street, Princeton, Illinois 61356, Attention: Lou Ann Birkey, Assistant Vice President and Corporate Secretary. A stockholder may also revoke a proxy by appearing at the Annual Meeting and voting in person. Proxies are valid only for the meeting specified therein, or any adjournments of such meeting.

A quorum of stockholders is necessary to take action at the Annual Meeting. A majority of the outstanding Common Stock, represented in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the judges of election appointed for the meeting. The judges will determine whether a quorum is present and will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Under certain circumstances, a broker or other nominee may have discretionary authority to vote shares of Common Stock if instructions have not been received from the beneficial owner or other person entitled to vote. If a broker or other nominee indicates on the proxy that it does not have instructions or discretionary authority to vote certain shares of Common Stock on a particular matter, those shares will not be considered as present for purposes of determining whether a quorum is present or whether a matter has been approved.

The three nominees for director who receive the greatest number of votes cast in person or by proxy at the Annual Meeting shall be elected directors of the Company. The vote required for the amendment to the Certificate is the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. For purposes of determining stockholder approval of the amendment to the Certificate, abstentions will be treated as voted against such matter.


                  PROPOSAL 1 - ELECTION OF DIRECTORS

The Company's Board of Directors is currently composed of ten directors who are divided into three classes. One class is elected each year for a three-year term. At the Annual Meeting, Messrs. Ernat, Sorcic and Longman will be nominated to serve in Class II until the Annual Meeting of Stockholders to be held in 2000 and until their successors have been duly elected and qualified.

All of the nominees are currently serving as directors of the Company. Each of the nominees has agreed to serve as a director if elected, and the Company has no reason to believe that any nominee will be unable to serve. In the event of the refusal or inability of any nominee for director of the Company to serve as director, the persons named in the accompanying form of proxy shall vote such proxies for such other person or persons as may be nominated as directors by the Board of Directors of the Company, unless the number of directors shall have been reduced by the Board.

The principal occupation of each person nominated for election as a director, and each director continuing in office, his age, the year in which he first became a director and the number of shares of Common Stock that such person beneficially owned as of February 10, 1997 are listed below. Except as set forth below, the nature of each director's beneficial ownership is sole voting and investment power. All of the nominees and directors continuing in office, other than Messrs. Ervin Pietsch and John Ernat, also served on the board of directors of the Company's wholly owned subsidiary, Citizens First National Bank ("Citizens Bank") during 1996.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE THREE NOMINEES LISTED BELOW.

                                                                                                        Amount of Shares of
                                                                                                              Common
              Name                            Principal                   Age           Director               Stock
                                          Occupation During                               Since            Beneficially
                                            Last 5 Years                                                Owned and Nature of
                                                                                                       Beneficial Ownership<F1>
CLASS II NOMINEES FOR THREE-YEAR TERMS
John Ernat                        Farmer                                        48              1994                  3,624
Tony J. Sorcic                    Executive Vice                                43              1986                  8,216<F2>
                                  President of the
                                  Company
Thomas M. Longman                 President of D.B.P.                           45              1991                  4,635<F3>
                                  Inc., a supplier of
                                  business forms and
                                  office products

CLASS III CONTINUING DIRECTORS -- TERM EXPIRES IN 1998
Dr. Harold C. Hutchinson, Jr.     Retired dentist                               64              1989                  6,923<F4>
Thomas R. Lasier                  Retired in 1993.  President and               61              1983                 13,500<F5>
                                  General Manager of LCN Closers,
                                  a division in Ingersoll-Rand
                                  that manufactures hardware for
                                  more than 5
                                  years prior to retirement
Stephen W. Samet                  President and General                         52              1986                  3,928<F6>
                                  Manager of WZOE, Inc., a
                                  commercial radio broadcasting
                                  company

CLASS I CONTINUING DIRECTORS -- TERM EXPIRES IN 1999
Craig O. Wesner                   General Manger of Bureau                      55              1997                   3,884
                                  Services Company

Don S. Browning                   President of Browning Ford,                   56              1983                   8,182
                                  Inc., a Ford new car and truck
                                  dealer, and President of
                                  Browning Chrysler, Inc., a
                                  Chrysler new car and truck
                                  dealer

Donald E. Grubb                   Farmer                                        56              1991                   4,720<F7>

Ervin I. Pietsch                  Vice President, Corporate                     56              1993                   2,653
                                  Quality, Ideal Electrical
                                  Products

<F1>  All directors and executive officers of the Company as a group beneficially own 60,265 shares of Common Stock, 2.21% of the outstanding Common Stock.
<F2>  Includes 1,552 shares held by his wife and 390 held by or in custody for is sons.
<F3>  Includes 700 shares held by his wife.
<F4>  Includes 6,023 shares held in trust for which Dr. Hutchinson is the trustee and beneficiary.
<F5>  Includes 450 shares held in trust and 2,000 shares held by his wife.
<F6>  Includes 243 shares held by his wife.
<F7>  Includes 725 shares held by his wife.

BOARD OF DIRECTOR MEETINGS AND COMMITTEES

The Board of Directors held eight meetings during 1996. The Board of Directors has an Executive Committee and an Audit Committee, and the Board as a whole operates as a committee to nominate directors. Each director of the Company attended at least 75% of the meetings of the Board of Directors and the Committees on which he served.

The Executive Committee is authorized, to the extent permitted by law, to act on behalf of the Board of Directors of the Company in the interim between meetings of the Board. Directors Thomas R. Lasier, Don S. Browning, Tony J. Sorcic and Stephen W. Samet are members of the
Executive Committee.  The Committee did not meet during 1996.

The Audit Committee has the responsibility for reviewing the scope of internal and external audit procedures, reviewing the results of internal and external audits conducted with respect to the Company and Citizens Bank and periodically reporting on such results to the Board of Directors. Directors Don S. Browning, Stephen W. Samet and Craig O. Wesner are members of the Audit Committee. The Committee met four times during 1996.

The Board of Directors of Citizens Bank held 26 meetings during 1996. The Board of Directors of Citizens Bank has Auditing & Accounting, Trust Auditing & Accounting, Loan, Trust & Farm Management, Marketing & Sales Management, CRA & Compliance, Personnel, Policy & Salary, Executive and Investment & Funds Management Committees. The Committees collectively held a total of 61 meetings during 1996. Each director of Citizens Bank attended at least 75% of the meetings of the Citizens Bank Board of Directors and the Committees on which he served.

COMPENSATION OF DIRECTORS

Each director of the Company who is not also an employee of the Company or an employee or director of Citizens Bank received a $250 fee for each Board meeting attended. Each director of the Company who is also a director of Citizens Bank and who is not an employee of the Company or Citizens Bank received a $50 fee for each Board meeting of the Company attended in 1996. Each director of the Company, other than Messrs. Pietsch and Ernat, is also a director of Citizens Bank.

During 1996, each director of Citizens Bank who is not also an employee was paid a retainer ($9,500 per annum) plus a fee for each Board and committee meeting attended. Each director of Citizens Bank who is not also an employee, other than the Chairman of the Board, received a $25 fee for each Citizens Bank Board meeting and committee meeting attended in 1996. After attending five meetings of the same committee, the director received a $50 fee for each subsequent meeting of the same committee in 1996. The Chairman of the Board of Citizens Bank received a $100 fee for each meeting of the Board attended in 1996. In addition, Citizens Bank paid $1,720 of organization dues on behalf of the Chairman of the Board of Citizens Bank during 1996.

                        EXECUTIVE COMPENSATION

SUMMARY

The following table summarizes compensation for services to the Company and Citizens Bank for the years ended December 31, 1996, 1995 and 1994 paid to or earned by the Chief Executive Officer of the Company and the other executive officer of the Company whose salary and bonus exceeded $100,000 for the year ended December 31, 1996.

                      Summary Compensation Table

                                                    Annual Compensation
                                                                                 All other
                                                                                   compen-
                                                                                sation($)<F1>
        Name and Principal
           Position                 Year          Salary ($)        Bonus($)

D. E. Van Ordstrand<F2>             1996            $  85,867        $12,150<F3>   $2,576
President and Chief Executive       1995              147,754              0        4,433
Officer                             1994              157,796          5,000        4,500

Tony J. Sorcic                      1996              159,020         11,000        4,440
                                    1995              123,420              0        3,703
                                    1994              106,520          4,000        3,190

<1>  The compensation reported represents Company matching
     contributions to the Company 401(k) Plan.

<2>  Mr. Van Ordstrand retired as President of Citizens Bank as of October 1, 1995. Mr. Van Ordstrand retired as President and Chief Executive Officer of the Company as of December 31, 1996. Mr. Sorcic was appointed President and Chief Executive Officer of the Company as of January 1, 1997.

<3>  The compensation reported represents the value of Mr. Van
     Ordstrand's company car, which was awarded to him in connection with his retirement in lieu of a cash bonus.

EMPLOYMENT AGREEMENTS

Mr. Sorcic has an employment agreement with the Company which provides for his full-time employment in his present capacity at a base compensation of $141,700 per year, or such increased amount as the Board of Directors of Citizens Bank may determine, plus fringe and health and welfare benefits, effective October 1, 1995. His term of employment is continuously extended so as to have a remaining term of three years, unless terminated sooner as a result of good cause or for good reason (each as defined in the Agreement).

Upon certain changes in control of the Company or Citizens Bank, Mr. Sorcic would be entitled to receive a lump sum payment equal to his monthly salary times the greater of twenty-four and the balance of the term under the Agreement (the "Severance Period"). Mr. Sorcic also would be entitled to receive all benefits accrued under any incentive and retirement plan of the Company and, during the Severance Period, he and his dependents would continue to be covered by all welfare plans of the Company.

COMPENSATION COMMITTEE REPORT

The Company does not have a Compensation Committee of the Board of Directors. During 1996, the Board of Directors established the compensation procedures and policies and determined the compensation of the President and of the Chief Executive Officer of the Company. The Executive Vice President of the Company is also the President of Citizens Bank and, as a result, he receives compensation only from Citizens Bank for services to the Company and Citizens Bank. During 1996, the Directors' Personnel Policy and Salary Committee of Citizens Bank (the "Committee") established the compensation procedures and policies for Citizens Bank and determined the compensation of all of the executive officers of Citizens Bank.
Messrs. Thomas R. Lasier, Stephen W. Samet and Craig Wesner were members of the Committee during 1996. All decisions by the Committee are reviewed and approved by the Board of Directors of Citizens Bank.

The compensation philosophy and objectives of the Company and Citizens Bank include attracting and retaining the best possible executive talent, motivating executive officers to achieve the performance objectives of the Company and Citizens Bank, rewarding individual performance and contributions and linking executive and stockholder interests.

Executive compensation consists of two components: base salary and bonus, each of which is intended to complement the other and, taken together, to satisfy the compensation objectives of the Company and Citizens Bank as the case may be. With respect to the base salaries of each of the executive officers of the Company, the Board with respect to the President and Chief Executive Officer, and the Committee with respect to the executive officers of Citizens Bank, annually consider the job performance of the officer and the average salaries as published by the Illinois Bankers Association and the Bank Administrative Institute of all of those persons holding comparable positions at comparably sized bank holding companies and banks, as the case may be, in determining each officer's base salary. The base salaries of the officers are targeted at the average base salary levels of the comparative compensation group. The banks included in the Illinois Bankers Association and Bank Administrative Institute publications are not the same as the banks quoted in The Nasdaq Stock Market.

Bonuses are awarded to the President and Chief Executive Officer of the Company in the discretion of the Board. Bonuses are awarded to executive officers of Citizens Bank in the discretion of the Committee. In determining whether to award a bonus to an executive officer, the Committee considers the officer's job and officer call program performance, and the officer's community involvement. In addition to these factors, in determining whether to award a bonus to the President and Chief Executive Officer, the Board also considers earnings and profitability of Citizens Bank and the regulatory approval rating of Citizens Bank. The practice of awarding bonuses is subjective. In connection with his retirement, the Board awarded Mr. Van Ordstrand his company car in lieu of a cash bonus in 1996. The amount set forth as Mr. Van Ordstrand's bonus in the Summary Compensation Table is the value of said car.

This report is submitted on behalf of the Board of Directors of the
Company: Don S. Browning, John Ernat, Donald E. Grubb, Tony J. Sorcic, Thomas M. Longman, Dr. Harold C. Hutchinson, Jr., Thomas R. Lasier, Ervin
I. Pietsch, Stephen W. Samet and Craig O. Wesner.

               COMMON STOCK PRICE PERFORMANCE GRAPH

The following Common Stock price performance graph compares the monthly change in the Company's cumulative total stockholder returns on its Common Stock commencing May 8, 1992, the effective date of the Company's initial public offering, with the cumulative total return of stock traded on The Nasdaq Stock Market and all banks traded on The Nasdaq Stock Market. The amounts shown assume the reinvestment of dividends.




CRSP TOTAL RETURNS INDEX FOR:             05/08/92  12/31/92  12/31/93  12/30/94  12/29/95  12/31/96
----------------------------              --------  --------  --------  --------  --------  --------
Princeton National Bancorp, Inc.            100.0     111.3     152.3     130.6     181.1    203.7

Nasdaq Stock Market (US Companies)          100.0     116.5     133.8     130.8     184.9    227.4

Nasdaq Bank Stocks                          100.0     123.3     140.6     140.1     208.6    275.8
SIC 6020-6029, 6710-6719 US & Foreign




As noted above, the Company's Common Stock began trading on The Nasdaq Stock Market under the symbol PNBC on May 8, 1992. Since that date, the Company's Common Stock has been lightly traded. On December 31, 1996 and February 10, 1997, the Record Date, the bid price for the Common Stock as quoted by The Chicago Corporation was $18.50 and 17.50, respectively.


             PROPOSAL 2 - AMENDMENT TO CERTIFICATE TO
                 INCREASE AUTHORIZED COMMON STOCK

The Board of Directors has unanimously approved, and recommends that stockholders adopt, an amendment to Article FOURTH of the Certificate to increase the number of authorized shares of Common Stock from 4 million to 7 million. If the proposed amendment is adopted, the first sentence of Article FOURTH would be amended to read as follows:

     FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is seven million (7,000,000) shares of Common Stock, par value $5.00 per share.

The Company currently is authorized to issue 4 million shares of Common Stock, of which 2,723,966 shares of Common Stock were issued and outstanding as of February 10, 1997. In addition, as of February 10, 1997, the Company had 6,924 shares of Common Stock reserved for issuance under the Company's stock purchase plan and 29,055 shares of Common Stock were held in its treasury, leaving 1,240,055 shares of authorized Common Stock available for issuance. Adoption of the proposed amendment would increase the number of shares of Common Stock available for issuance to 5,240,055.

The additional shares of Common Stock for which authorization is sought would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. Holders of the Company's Common Stock do not have preemptive rights to subscribe for and purchase any new or additional issue of Common Stock or securities convertible into Common Stock.

The Board of Directors believes that the increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders. The purpose of increasing the number of authorized shares of Common Stock is to have shares available for issuance for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation, future acquisitions, investment opportunities, stock splits, stock dividends or other distributions, conversion of convertible securities, future financings and other corporate purposes. Except for an employee stock purchase plan, the Company has no agreements or understandings regarding the issuance of additional shares of Common Stock.

Under the provisions of the Delaware General Corporation Law, a board of directors generally may issue authorized but unissued shares of common stock without stockholder approval. A substantial number of authorized but unissued shares of Common Stock not reserved for specific purposes will allow the Company to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders. The issuance of additional shares of Common Stock may, depending upon the circumstances under which such shares are issued, reduce stockholders' equity per share and may reduce the percentage of ownership of Common Stock of existing stockholders. It is not the present intention of the Board of Directors to seek stockholder approval prior to any issuance of additional shares of Common Stock unless required by law or the rules of The Nasdaq Stock Market, or any other market or stock exchange on which the Common Stock may be listed.

Although the Company currently has no reason to believe that a takeover attempt is likely to occur, increasing the number of authorized shares of Common Stock may provide the Company with the means of discouraging any such attempt. Such additional shares of Common Stock could be used in the future, through private sales to purchasers allied with management or otherwise, to dilute the stock ownership of persons seeking to obtain control of the Company, thus making less likely a change in control of the Company, whether or not favored by a majority of unaffiliated stockholders, with the possible effect of deterring an offer for the Company at a substantial premium over the current market price of the Common Stock. The Company has no present intention to issue securities for any such purpose. The Company's Certificate contains certain provisions which may be viewed as having an antitakeover effect. The Certificate provides that any proposed merger or consolidation of the Company with any other corporation must be authorized by the affirmative vote of at least two-thirds of the stockholders if a majority of the Board of Directors had not recommended such merger or consolidation for stockholder approval. The Certificate contains a provision pursuant to which the Company elected to be governed by Section 203 of the Delaware General Corporation Law. Section 203 restricts certain forms of business combinations with an "Interested Stockholder" for a period of three years from the date that such a person became an "Interested Stockholder" unless (i) prior to such date, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder's becoming an "Interested Stockholder,"
(ii) upon consummation of the transaction, the Interested Stockholder owns at least 85% of the voting stock of the corporation (excluding shares held by management directors and under certain types of employee stock plans), or (iii) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66-2/3% of the outstanding voting stock, other than stock owned by the "Interested Stockholder." An "Interested Stockholder" is defined as any individual, corporation, partnership, unincorporated association or other entity which
(x) owns 15% or more of the outstanding voting stock of the corporation,
(y) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Stockholder, and (z) the affiliates or associates of such a person.

The Certificate also classifies the Board into three classes and provides that vacancies on the Board of Directors are to be filled by a majority vote of directors and that directors so chosen shall hold office until the end of the full term of the class in which the vacancy occurred. A vote of the holders of 80% of the Company's outstanding voting stock is required to amend these provisions. Under the Delaware General Corporation Law and the Certificate, directors of the Company may only be removed for cause. The Certificate also contains provisions that may reduce surprise and disruptive tactics at stockholders' meetings. The Certificate provides that no action may be taken by stockholders except at an annual or special meeting. Each of these provisions tends to make a change in control of the Board of Directors more difficult or time consuming.

The proposed amendment to the Certificate is not being recommended for the purpose of deterring a possible change in control of the Company or in response to any specific effort of which the Company is aware to obtain control of the Company, nor does the Board of Directors currently intend to propose to stockholders any amendments which may have the effect of discouraging takeover attempts.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the amendment to the Certificate to increase the number of authorized shares of Common Stock of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ADOPTION OF THE AMENDMENT TO THE CERTIFICATE TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 4 MILLION TO 7 MILLION.

                           CERTAIN TRANSACTIONS

Several of the Company's directors and their affiliates, including corporations and firms of which they are officers or in which they or members of their families have an ownership interest, are customers of Citizens Bank. These persons, corporations and firms have had transactions in the ordinary course of business with Citizens Bank, including borrowings of material amounts, all of which, in the opinion of management, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. It is the policy of Citizens Bank not to extend credit to certain designated executive officers thereof.


      SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon its review of Forms 3, 4 and 5 and any amendment thereto furnished to the Company pursuant to Rule 16a-3(e) of the Securities Exchange Act of 1934, as amended, and written representations from the directors and executive officers that no other reports were required, the Company is not aware of any director, officer or beneficial holder of 10% of its Common Stock that failed to file any such reports on a timely basis during 1996, except that Mr. Grubb filed one Form 5 reporting three transactions that should have been reported on Form 4 and Messrs. Ernat and Pietsch each filed one Form 4 reporting one transaction late.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of February 10, 1997 the only persons or groups who are known to the Company to be the beneficial owners of more than 5% of the Common Stock were:


     NAME AND ADDRESS OF BENEFICIAL OWNER              AMOUNT AND NATURE OF BENEFICIAL       PERCENT OF CLASS
                                                                 OWNERSHIP
Citizens Bank's Trust Department
  606 South Main Street                                      281,903<F1>                             10.3
  Princeton, Illinois 61356

Principal Mutual Life Insurance Company
  711 High Street                                            259,000                                 9.5
  Des Moines, Iowa  50392-0088

Invista Capital Management, Inc.
  699 Walnut - 1500 Hub Tower                                226,000                                 8.2
  Des Moines, Iowa  50309

________________________

  <F1>  The trust department holds Common Stock in a fiduciary capacity under the nominee name of Jesco & Co. The trust department's policy is to pass the power to vote the shares held by it to the beneficiaries or co-fiduciaries of the trust accounts, but in certain cases the beneficiaries or co-fiduciaries request the trust department to vote their Common Stock by proxy.

                        1997 ANNUAL MEETING

Any stockholder who intends to present a proposal at the 1998 Annual Meeting of Stockholders must submit the proposal in writing to the Company on or before November 4, 1997, in order for the proposal to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.


                           OTHER MATTERS

Management of the Company does not intend to present any other matters for action at the annual meeting, and the management has not been informed that other persons intend to present any other matters for action at the meeting. However, if any other matters should properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon, pursuant to the proxy, in accordance with the recommendation of the management of the Company.


                                   By Order of the Board of Directors,


                                             Lou Ann Birkey
                                                  Secretary
March 5, 1997

                         PRELIMINARY COPY
                 PRINCETON NATIONAL BANCORP, INC.

        PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                FOR ANNUAL MEETING OF STOCKHOLDERS


                           APRIL 8, 1997


              - PLEASE SIGN AND RETURN IMMEDIATELY -


The undersigned hereby appoints Lawrence DeVore, Roger Swan and Howard Trimble or any of them as the attorneys and proxies of the undersigned, with full power of substitution, to represent and vote all shares of common stock of Princeton National Bancorp, Inc. (the "Company"), standing in the name of the undersigned at the close of business on February 10, 1997, at the Annual Meeting of Stockholders of the Company to be held at The Galleria, 1659 North Main Street, Princeton, Illinois, at 10 a.m., on Tuesday, April 8, 1997 or at any adjournment or postponement thereof, with all the powers that the undersigned would possess if personally present on all matters coming before said meeting, as follows:

(1) Election of directors.


         ____ FOR all nominees listed below     ____ WITHHOLD AUTHORITY
              (other than any nominee whose      to vote for all nominees
              name has been lined out)           listed below

                              Class II (2000)
                             ----------------

                                John Ernat
                              Tony J. Sorcic
                             Thomas M. Longman


         YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ANY OF THE ABOVE
         NAMED NOMINEES BY LINING OUT THAT NOMINEE'S NAME.

                   (To be signed and dated on the reverse side)
                          ------     -----

(2) Approval of the amendment to the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 4,000,000 to 7,000,000.

            ____ FOR        ____ AGAINST    ____ ABSTAIN

(3) In their discretion, upon such other matters as may properly come before the Annual Meeting.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors and FOR Proposal 2.

Please fill in, date and sign this proxy and return it in the enclosed envelope. When signing as an executor, administrator, trustee, guardian, custodian, corporate officer or in any capacity other than individually, give your full title as such. If stock is held jointly, each joint owner should sign this proxy.


                              Date:
                                    --------------------------------------



                                    --------------------------------------
                                          (Stockholder's Signature)


                                    -------------------------------------
                                        (Stockholder's Signature)



The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.